SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 6, 2008

King Resources, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	333-52945	13-3784149
(STATE OR OTHER JURISDICTION OF INCORPORATION OR RGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

360 Main Street
Washington, VA 22747
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

540-675-3149
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

none
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Materially Definitive Agreement

Radler Enterprises, Inc. successfully obtained a judgment against the Company in the amount of $290,000.00 in the District Court of Travis County, Texas on July 23, 2002. That judgment had accrued interest in the amount of $162,082.20 as of February 29, 2008. On April, 28, 2008 the Court entered an Order Granting Plaintiff’s application for Turnover Relief (Exhibit 1) compelling King Resources to turnover assets sufficient to satisfy the judgment. Specifically, the order required surrender of “170,000 linear miles of 2-D Gulf Coast Seismic Data and over 30,000 Electric Logs” and “all rights privileges and benefits accruing under a certain agreement announced in January 2008 pertaining to the digitizing of King Resources data.”  (collectively the “Seismic Data”) The deadline for complying with the turnover order was originally May 28, 2008.  The Company and its Board of Directors faced with loosing substantially all of the assets of the Company and with little to no cash on hand to defend the assets or pay the judgment saw no choice but to leverage what little assets it had in order to satisfy the outstanding judgment and preserve as much of the assets the Company held as was possible.

As a result, on May 12, 2008 King Resources, Inc. (the “Company”) entered into an agreement whereby Norris Harris agreed to assume substantially all of the then outstanding known liabilities of the Company. This assumption included the Radler judgment. In return, the Company transferred portions of certain assets including the majority of the rights to the Seismic Data. The Company retains the rights to a copy of and use of the data should the data ever be converted to a usable digital format) as well as shares of preferred stock of the Company to Norris Harris in consideration for his assumption of all then known liabilities and obligations of the Company.  Such liabilities include, but are not limited to, roughly one million dollars of known debts the company owed to outside creditors.

In order to prevent the attachment and seizure of the Seismic Data the Company, Mr. Harris, and Radler entered into a Rule 11 Agreement on May 28, 2008. In pertinent part that agreement provided that Mr. Harris would pay to Radler $162,500.00 on or before May 30, 2008 and would make another payment of 162, 500.00 on or before July 8, 2008. In return, ninety-one days following Mr. Harris's final payment the remaining balance due under the judgment would no longer be due to plaintiff and the remaining judgment against the company and the other defendants would be transferred to Harris. On May 29, 2008 the Company received information that Mr. Harris had initiated a wire transfer in the amount of $162,000.00 which represents the first payment due under the Rule 11 Agreement.

Additionally, the Company, Mr. Harris and Radler entered an Agreed Order Extending Deadline For Compliance with Order for Turnover Relief which was filed with The District Court of Travis County Texas on May 28, 2008 (Exhibit 2). That order in relevant part extended the deadline for turnover by King and Harris from the date of May 28, 2008 to July 8, 2008.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Radler Enterprises, Inc. successfully obtained a judgment against the Company in the amount of $290,000.00 in the District Court of Travis County, Texas on July 23, 2002. That judgment had accrued interest in the amount of $162,082.20 as of February 29, 2008. On April, 28, 2008 the Court entered an Order Granting Plaintiff’s application for Turnover Relief (Exhibit 1) compelling King Resources to turnover assets sufficient to satisfy the judgment. Specifically, the order required surrender of “170,000 linear miles of 2-D Gulf Coast Seismic Data and over 30,000 Electric Logs” and “all rights privileges and benefits accruing under a certain agreement announced in January 2008 pertaining to the digitizing of King Resources data.”  (collectively the “Seismic Data”) The deadline for complying with the turnover order was originally May 28, 2008.  The Company and its Board of Directors faced with loosing substantially all of the assets of the Company and with little to no cash on hand to defend the assets or pay the judgment saw no choice but to leverage what little assets it had in order to satisfy the outstanding judgment and preserve as much of the assets the Company held as was possible.

As a result, on May 12, 2008 King Resources, Inc. (the “Company”) entered into an agreement whereby Norris Harris agreed to assume substantially all of the then outstanding known liabilities of the Company. This assumption included the Radler judgment. In return, the Company transferred portions of certain assets including the majority of the rights to the Seismic Data. The Company retains the rights to a copy of and use of the data should the data ever be converted to a usable digital format) as well as shares of preferred stock of the Company to Norris Harris in consideration for his assumption of all then known liabilities and obligations of the Company.  Such liabilities include, but are not limited to, roughly one million dollars of known debts the company owed to outside creditors.

In order to prevent the attachment and seizure of the Seismic Data the Company, Mr. Harris, and Radler entered into a Rule 11 Agreement on May 28, 2008. In pertinent part that agreement provided that Mr. Harris would pay to Radler $162,500.00 on or before May 30, 2008 and would make another payment of 162, 500.00 on or before July 8, 2008. In return, ninety-one days following Mr. Harris's final payment the remaining balance due under the judgment would no longer be due to plaintiff and the remaining judgment against the company and the other defendants would be transferred to Harris. On May 29, 2008 the Company received information that Mr. Harris had initiated a wire transfer in the amount of $162,000.00 which represents the first payment due under the Rule 11 Agreement.

Additionally, the Company, Mr. Harris and Radler entered an Agreed Order Extending Deadline For Compliance with Order for Turnover Relief which was filed with The District Court of Travis County Texas on May 28, 2008 (Exhibit 2). That order in relevant part extended the deadline for turnover by King and Harris from the date of May 28, 2008 to July 8, 2008.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2008 Joseph Meuse was appointed to the board of directors as Director, and President of King Recourses, Inc. As well, James Fajack resigned from his position as Director and President of the Company on May 7, 2008.

Set forth below is certain biographical information regarding the New Directors and Officers:

Joseph Meuse:  Director, President and Secretary of the Company.

Joseph Meuse, age 38, resides in Warrenton, VA.  Mr. Meuse has been involved with corporate restructuring and reverse mergers since 1995.  He has been a Managing Partner at Belmont Partners as well as Castle Capital Partners since 1995. Additionally, Mr. Meuse maintains a position as a Board member of the following corporations: Pivotal Technologies, Inc., Niagara Systems, Inc., Retail Holdings, Inc., NuOasis Laughlin, Inc., Big Red Gold, Inc., Global Filings, and 3DShopping, Inc. Mr. Meuse attended the College of William and Mary.

Item 7. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibits.

Exhibit 1 Radler v. King, et al. Order Granting Plaintiff’s Application for Turnover Relief

Exhibit 2 Radler v. King, et al. Agreed Order Extending Deadline for Compliance With Order for Turnover Relief.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KING RESOURCES, INC.
(Registrant)

DATE: June 6, 2008	By: /s/ Joseph Meuse
Joseph Meuse, President